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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF POST PROPERTIES, INC.
                             (AS OF MARCH 26, 2003)




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
      NAME                                                  STATE OF FORMATION
      ----                                                  ------------------


1.    1499 Massachusetts Avenue, Inc.                       Delaware

2.    1499 Massachusetts Holding, LLC                       Delaware

3.    Addison Circle Access, Inc.                           Delaware

4.    Addison Townhomes One, Ltd.                           Texas

5.    Akard-McKinney Investment Company, LLC                Texas

6.    Armada Condominiums, L.P.                             Georgia

7.    Armada Denver Condominiums, LLC                       Texas

8.    Armada Homes, Inc.                                    Delaware

9.    Armada Phoenix Townhomes, LLC                         Texas

10.   Armada Residences, L.P.                               Georgia

11.   Briarcliff Commercial Property, LLC                   Georgia

12.   Cumberland Lake, Inc.                                 Georgia

13.   Greenwood Residential, LLC                            Texas

14.   P/C 89th Street LLC                                   Delaware

15.   P/C First Avenue LLC                                  Delaware

16.   Post 89th Street, LLC                                 Georgia

17.   Post 1499 Massachusetts, LLC                          Georgia

18.   Post Apartment Homes, L.P.                            Georgia

19.   Post Asset Management, Inc.                           Georgia

20.   Post Austin Triangle, L.P.                            Georgia
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
      NAME                                                  STATE OF FORMATION
      ----                                                  ------------------
21.   Post Biltmore, LLC                                    Delaware

22.   Post Carlyle I, LLC                                   Georgia

23.   Post Carlyle II, LLC                                  Delaware

24.   Post Carlyle Services, LLC.                           Georgia

25.   Post Construction Services, Inc.                      Georgia

26.   Post Development Services Limited Partnership         Georgia

27.   Post GP Holdings, Inc.                                Georgia

28.   Post Landscape Group, Inc.                            Georgia

29.   Post LP Holdings, Inc.                                Georgia

30.   Post Paseo Colorado, LLC                              Delaware

31.   Post Peachtree, LLC                                   Delaware

32.   Post Rice Lofts, LLC                                  Texas

33.   Post Services, Inc.                                   Georgia

34.   Post Triangle, LLC                                    Georgia

35.   Post Uptown, LLC                                      Texas

36.   Post West Avenue, LLC                                 Georgia

37.   Post West Avenue Lofts, L.P.                          Georgia

38.   Post-AmerUs American Beauty Mill, L.P.                Georgia

39.   Post-AmerUs Bennie Dillon, L.P.                       Georgia

40.   Post-AmerUs Rice Lofts, L.P.                          Georgia

41.   Post-AmerUs Wilson Building II, L.P.                  Georgia

42.   Post-AmerUs Wilson Building, L.P.                     Georgia

43.   STS Loan & Management, Inc.                           Georgia

44.   Residential Ventures, Inc.                            Georgia

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
      NAME                                                  STATE OF FORMATION
      ----                                                  ------------------
45.   Rice Lofts, LP                                        Texas

46.   Riverside Villas, LLC                                 Georgia

47.   Rocky Point Management, Inc.                          Georgia

48.   Rose Hill Associates, LLC                             Delaware

49.   STS Loan, L.P.                                        Georgia

50.   Uptown Denver, LLC                                    Colorado

51.   Villas at Parkway Village, LP                         Georgia

52.   Villas GP, LLC                                        Georgia